                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported)December 15, 1997

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

1080 Marina Village Parkway, Alameda, California             94501
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 749-8500

Item 5.  Other Events.

         On December 15, 1997, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 20.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Arthur H. Wilder
    -----------------
Arthur H. Wilder
Vice President, Finance and Administration,
and Chief Financial Officer

Date: December 15, 1997

                            INDEX TO EXHIBITS

20.  Press Release, dated December 15, 1997

                     NEC and TCSI Announce New Venture
NEC and TCSI Open Facility to Develop Telecom Network Management Solutions

                     NEC and TCSI Announce New Venture

NEC and TCSI Open Facility to Develop Telecom Network Management Solutions

Yokohama, Japan - December 15, 1997 - At a formal ceremony on December 9th, NEC and TCSI Corporation (Nasdaq: TCSI) announced the creation of a long-term technology partnership and the opening of a joint Development Facility in Japan. NEC is the largest manufacturer of telecommunications equipment in Japan and TCSI Corporation is a leading global provider of software to the telecom industry. NEC is one of TCSI's largest and most valued customers.

This venture brings together world-class telecom software and equipment expertise to more effectively deliver telecom network solutions to NEC's customers worldwide. This is the culmination of a relationship between the two companies that dates back over five years and spans several successful joint projects.

Under the terms of this agreement, NEC's Communications Controls Systems Division will receive a special, unlimited license for SolutionCore TM, TCSI's telecommunications systems development platform. The two companies will also open a facility staffed with TCSI SolutionCore experts that will provide NEC engineers with support, training and software engineering services. This facility will have all the resources and technology necessary to support over 100 engineers. The parties declined to quote projected revenue from this effort, but expect it to be of significant financial value for both NEC and TCSI.

NEC chose SolutionCore over other platforms after successfully developing and deploying network management solutions built jointly with TCSI (using SolutionCore and NEC equipment). Successful real-world experience with the platform paved the way for this agreement. "TCSI has demonstrated a commitment to work together with NEC to successfully develop and deploy systems that meet our customer's needs," said Mr. Naotake Takatsukasa, General Manager of NEC's Communications Controls System Division. "We choose to work with TCSI because of their world-class software platform, SolutionCore, and their expertise in building systems for the telecommunications market."

TCSI created SolutionCore and continuously refines it with a sole focus on the needs of large telecom systems developers. It allows firms like NEC to
develop   quality   network   management  solutions   efficiently.    "TCSI
understands what it takes to build scalable, flexible, fully distributed, network management systems. Our business strategy is to transfer our unique systems building expertise to our partners so they can become self-sufficient in using our field-proven products to deliver timely, robust solutions to their customers. We are very proud of NEC's confidence in TCSI and we are fully committed to their success," said Ram Banin, president and chief executive officer of TCSI.


TCSI Corporation Product and Services
TCSI provides integrated products and services to many of the world largest and most successful telecom companies. SolutionCoreTM, TCSI's industry-leading application environment (scalable, full featured, TMN and CORBA compliant) enables the rapid development and deployment of advanced
element,   network,   and   services  management   systems.   TCSI   offers
SolutionServicesTM,  a  full  range  of  services  including   consulting,
customized development, deployment, maintenance, and training. TCSI's SolutionSuitesTM are integrated packages of applications components to automate the management processes of Intelligent Network, Broadband, and Digital Cellular services and networks.


About TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A recognized innovator in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

                                   ####

  For further information on TCSI Corporation, please call our automated faxback line at
  (800) 264-1603 or join us on the World Wide Web at http://www.tcsi.com.

TCSI, SolutionServices, SolutionCore, and SolutionSuites are trademarks of TCSI Corporation. All other product and services listed herein are trademarks of their respective companies